UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2011

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-10593	11-2481903
(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(212) 730-0030
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On May 16, 2011, Iconix Brand Group, Inc. (the “Company”) issued a press release announcing its intention to offer $275 million aggregate principal amount of convertible senior subordinated notes due 2016 (the “Notes”) in a private placement solely to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On May 18, 2011, the Company issued a press release announcing the pricing of its private offering of $275 million aggregate principal amount of the Notes and its grant to the initial purchasers of an option to purchase up to $25 million aggregate principal amount of the Notes to cover over-allotments, if any.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

       (d)      Exhibits.

Exhibit
Number	Description of Exhibit

99.1	Press release issued by Iconix Brand Group, Inc., dated May 16, 2011.

99.2	Press release issued by Iconix Brand Group, Inc., dated May 18, 2011.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

Date: May 20, 2010	By:	/s/ Warren Clamen
	Name:	Warren Clamen
	Title:	Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

99.1	Press release issued by Iconix Brand Group, Inc., dated May 16, 2011.

99.2	Press release issued by Iconix Brand Group, Inc., dated May 18, 2011.

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